EXHIBIT A



April 1, 2002




Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549

Re:  Mallon Resources Corporation
     Form 12b-25 - Notification of Late Filing of 2001 Form 10-K

Dear Ladies and Gentlemen:

This letter will serve to confirm that we, as the independent public accountants of Mallon Resources Corporation, have read the applicable sections of the Form 12b-25 referenced above and are in agreement with the statements made therein.


                        Arthur Andersen LLP

EXHIBIT A